    As filed with the Securities and Exchange Commission on January 30, 2002
                                                      Registration No. 333-59440
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                         FORM S-1 REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                               CBRE HOLDING, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                     6500                             94-3391143
(State or other jurisdiction of              (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)               Classification Code Number)          Identification Number)

                        909 Montgomery Street, Suite 400
                         San Francisco, California 94133
               (Address of Principal Executive Offices) (Zip Code)

                              ---------------------

                                 W. Brett White
                             President and Director
                               CBRE Holding, Inc.
                        909 Montgomery Street, Suite 400
                         San Francisco, California 94133
                                 (415) 434-1111
                 (Name, Address and Telephone number, including
                        area code, of agent for service)

                                   Copies to:

          Ellis Reiter, Esq.                      Murray Indick, Esq.                  Richard Capelouto, Esq.
  Executive Vice President & General          BLUM Capital Partners, L.P.            Simpson Thacher & Bartlett
         Counsel of Litigation                   909 Montgomery Street                  3330 Hillview Avenue
    CB Richard Ellis Services, Inc.             San Francisco, CA 94133              Palo Alto, California 94304
  355 South Grand Avenue, Suite 3295                (415) 434-1111                         (650) 251-5000
      Los Angeles, CA 90071-1549
            (213) 613-3225

               --------------------------------------------------

     Approximate date of commencement of proposed sale to the public: Not applicable.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

       DEREGISTRATION OF SHARES OF CLASS A COMMON STOCK AND THEIR OPTIONS

     CBRE Holding, Inc. (the "Company") is filing this Post-Effective Amendment No. 1 to deregister (i) 2,280,591 shares of Class A Common Stock of the Company (the "Class A Common Stock") and (ii) 312,340 options to acquire shares of Class A Common Stock, which were registered under the Company's Registration Statement on Form S-1 (File No. 333-59440), together with all exhibits and amendments thereto (the "Registration Statement"), which was originally filed with the Commission on April 24, 2001. The Company has completed the sale of the shares of its Class A Common Stock and options to acquire shares of Class A Common Stock and wishes to deregister the shares and options that were not sold pursuant to its offering under the Registration Statement.

     The Company intends to carryforward any excess registration fees it paid in connection with the Registration Statement to be used in future registrations.

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints James
H. Leonetti his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including Post-Effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue hereof.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, state of California, on January 23, 2002.

                               CBRE HOLDING, INC.

                               By:      /s/ JAMES H. LEONETTI
                                        ---------------------------
                                        Name:    James H. Leonetti
                                        Title:   Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated:

         Signature                    Title                                         Date
/s/ Raymond E. Wirta                  Chief Executive Officer and Director    January 29, 2002
---------------------------           (Principal Executive Officer)
Raymond E. Wirta


/s/ James H. Leonetti                 Chief Financial Officer (Principal      January 23, 2002
----------------------------          Financial and Accounting Officer)
James H. Leonetti


/s/ W. Brett White                    Director and President                  January 29, 2002
-----------------------------
W. Brett White


/s/ Richard C. Blum                   Chairman of the Board of Directors      January 29, 2002
-----------------------------
Richard C. Blum


/s/ Jeffrey A. Cozad                  Director                                January 25, 2002
-----------------------------
Jeffrey A. Cozad

/s/ Cathy A. Delcoco                  Director                                January 23, 2002
-----------------------------
Cathy A. Delcoco


/s/ Frederic V. Malek                 Director                                January 29, 2002
-----------------------------
Frederic V. Malek


/s/ Bradford M. Freeman               Director                                January 29, 2002
-----------------------------
Bradford M. Freeman


/s/ Claus J. Moller                   Director                                January 29, 2002
-----------------------------
Claus J. Moller


/s/ Gary L. Wilson                    Director                                January 29, 2002
-----------------------------
Gary L. Wilson